Exhibit 10.3

AMENDED AND RESTATED
SECURITY AGREEMENT
(Alterra Healthcare Corporation)

THIS AMENDED AND RESTATED SECURITY AGREEMENT (this "Security Agreement") is made and entered into as of July 7, 2003, by and between ALTERRA HEALTHCARE CORPORATION a Delaware corporation ("Debtor"), whose address is 10000 Innovation Drive, Milwaukee, Wisconsin 53226, and OMEGA HEALTHCARE INVESTORS, INC., a Maryland corporation, whose address is 900 Victors Way, Suite 350, Ann Arbor, Michigan 48108, for itself and as collateral agent for Omega (Kansas), Inc., a Kansas corporation (for itself and as collateral agent for Omega (Kansas), Inc., "Secured Party").

RECITALS:

      A.     Capitalized terms used and not otherwise defined herein shall have the meanings given them in the Master Leases.

      B.     AHC Properties, Inc., a Delaware corporation ("AHC"), and Omega Healthcare Investors, Inc. are parties to a Master Lease dated as of June 14, 1999, amended by a Forbearance Agreement and Amendment to Master Leases dated as of January 31, 2002, and a Second Amendment to Master Leases dated of even date herewith (as amended through and including the date of this Security Agreement, and as it may hereafter be amended, the "Master Lease"), pursuant to which Omega Healthcare Investors, Inc. is leasing certain assisted living facilities to AHC.

      C.     AHC and Omega (Kansas), Inc. ("Omega-Kansas"), a wholly-owned subsidiary of Omega Healthcare Investors, Inc., are parties to a Kansas Master Lease dated as of June 14, 1999, amended by a Forbearance Agreement and Amendment to Master Leases dated as of January 31, 2002, and a Second Amendment to Master Leases dated of even date herewith (as amended through and including the date of this Security Agreement, and as it may hereafter be amended, the "Kansas Master Lease"), pursuant to which Omega-Kansas is leasing an assisted living facility located in Kansas to AHC. The Master Lease and the Kansas Master Lease are referred to together in this Security Agreement as the "Master Leases".

      D.     Effective June 14, 1999, the Debtor executed a Lease Guaranty (the "Original Lease Guaranty") in favor of Omega Healthcare Investors, Inc. and Omega-Kansas, pursuant to which, among other things, the Debtor guaranteed the obligations of AHC under the Master Leases and the other Transaction Documents (as that term is defined in the Master Leases, as amended). The Original Lease Guaranty, and AHC's obligations under the Master Leases and the other Transaction Documents, were secured by a Security Agreement between AHC and Secured Party dated June 14, 1999, as amended on January 31, 2002 by a First Amendment to Security Agreement (as amended, the "Original Security Agreement").

      E.     On January 22, 2003, the Debtor filed a chapter 11 petition for reorganization relief in the United States Bankruptcy Court, District of Delaware (the "Court"), bearing Case No. 03-10254 (MFW) (the "Case"). As of the date of this Security Agreement, AHC has not filed for bankruptcy.

      F.     On January 24, 2003, the Court entered interim orders (the "Interim Orders") granting the Debtor certain rights, to which Secured Party filed an Objection (the "Objection"), together with a Motion for Adequate Protection (the "Motion for Adequate Protection").

      G.     Omega Healthcare Investors, Inc., Omega-Kansas, AHC, the Debtor and certain other interested parties agreed to resolve the Objection and the Motion for Adequate Protection pursuant to the entry of a stipulated order, which was entered by the Court on March 18, 2003.

      H.     Omega Healthcare Investors, Inc., Omega-Kansas, AHC and the Debtor have resolved certain other disputes among them pursuant to a Settlement Agreement dated June 4, 2003 (the "Settlement Agreement"). The execution, delivery and performance of the Settlement Agreement by Debtor was approved by the Court pursuant to an order (the "Order") which was entered by the Court on June 23, 2003, and became a Final Order (as defined in the Settlement Agreement) on or before July 7, 2003. Pursuant to the Settlement Agreement, the Debtor has on this day executed and delivered to Omega Healthcare Investors, Inc. and Omega-Kansas an Amended and Restated Lease Guaranty (the "Guaranty"). The Settlement Agreement also provides that the Debtor will amend and restate the Original Security Agreement, as set forth herein.

      NOW, THEREFORE, for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties agree as follows:

ARTICLE I - DEFINITIONS

      This Security Agreement is given in connection with, as an integral part of, and subject to the Master Leases, the terms of which are incorporated by this reference. Any capitalized term not defined in this Security Agreement will have the meaning assigned to such term in the Master Leases. Terms defined in the Commercial Code (as hereinafter defined) and not otherwise defined in this Security Agreement or in the Master Leases shall have the meanings ascribed to those terms in the Commercial Code. In addition to the other definitions contained herein, when used in this Security Agreement the following terms shall have the following meanings:

"Collateral" means the collateral described in Article II, Section 2 below.

"Commercial Code" means the Michigan Uniform Commercial Code, as amended.

"Debtor's Personal Property" means (i) any tangible personal property owned by Debtor and not used at any time in connection with the operation of a Facility, (ii) Debtor's proprietary brochures, computers and computer software and any vehicles and (iii) Debtor's interest, if any, in any trademarks, service marks, and names used in connection with the Facilities, including, but not limited to, "Alterra", "Alterra Healthcare Corporation", "Wynwood", "Crossings", "Sterling House", "Clare Bridge", "Clare Bridge Cottage", "Wovenhearts", or any combination of the foregoing.

"Facilities" means the assisted living facilities commonly known as:

Alterra Sterling House of Bloomington 3802 South Sare Road Bloomington, IN 47401	Alterra Clare Bridge Cottage of SW Oklahoma City 10001 South May Avenue Oklahoma City, OK
Alterra Sterling House of Kokomo 3025 West Sycamore Road Kokomo, IN 46901	Alterra Clare Bridge Cottage of Goodlettsville I 3001 Business Park Circle Goodlettsville, TN 37072
Alterra Clare Bridge of Wichita 9191 East 21st Street North Wichita, KS 67206	Alterra Clare Bridge of Silverdale 1501 NW Tower View Circle Silverdale, WA 98383
Alterra Clare Bridge Cottage of New Philadelphia 716 Commercial Avenue, SW New Philadelphia, OH 44663	Alterra Sterling House of Briargate 7560 Lexington Drive Colorado Springs, CO 80920

ARTICLE II - AGREEMENT

      1.     GRANT OF SECURITY INTEREST. Debtor hereby grants to Secured Party a continuing security interest in the Collateral to secure the performance of all obligations and the payment of all amounts now or hereafter due and owing to Omega Healthcare Investors, Inc. and Omega-Kansas under the Guaranty, plus all interest, costs, out-of-pocket expenses and reasonable attorneys' fees which may be made or incurred by Secured Party in the administration and collection thereof, and in the protection, maintenance and liquidation of the Collateral (collectively, the "Liabilities"). This Security Agreement shall be and become effective when, and continue in effect as long as, any Liabilities are outstanding and unpaid. Except as otherwise permitted pursuant to the terms of this Security Agreement, Debtor will not sell, assign, transfer, pledge or otherwise dispose of or encumber any Collateral to any third party while this Security Agreement is in effect without the prior and express written consent of Secured Party. Debtor has entered into this Security Agreement subsequent to the commencement of the Case and the obligations of Debtor under this Security Agreement constitute post-petition obligations of Debtor.  The Court has approved the entry by Debtor into this Agreement pursuant to the Order.

      2.     COLLATERAL. The "Collateral" covered by this Security Agreement is all of the personal property described below that Debtor now owns or shall hereafter acquire or create, immediately upon the acquisition or creation thereof, and which is located at or used in connection with a Facility, consisting of the following:

(a)     Accounts. To the extent permitted by law and to the extent owned by Debtor, all accounts, accounts receivable, deposits, prepaid items, documents, chattel paper, instruments, contract rights (including rights under any sublease, management agreement or franchise agreement entered into with respect to a Facility), general intangibles and choses in action (as those terms may be defined in the Commercial Code), including any right to any refund of any taxes paid to any governmental authority prior to or after the date of this Security Agreement, any letters of credit, and drafts under them, given in support of any Accounts, and all books, records, ledgers, printouts, papers, data, file materials and information relating to any account debtors in respect thereof, and/or to the operation of Debtor's business relating to a Facility, and all rights of access to such books, records, ledgers, printouts, data, file materials and information, and all property in which such books, records, ledgers, printouts, data, file materials and information are stored (the "Accounts"); and

(b)     Inventory. All property, now owned or hereafter acquired, held by or for Debtor for sale, rent or lease, or furnished or to be furnished by Debtor under any contract of service, or raw materials or work in process and their products, or materials used or consumed in its business, including but not limited to all inventory, goods, raw materials, food, medicine, work in process, finished goods, tangible property, stock in trade, wares, containers and shelving useful for storing and merchandise used in, rented, leased or sold in the ordinary course of business at a Facility; and

(c)     Equipment. All equipment, furniture, fixtures and other personal property, whether now owned or hereafter acquired by Debtor, located or used in connection with a Facility, together with all accessions, additions, parts, attachments, accessories or appurtenances thereto including but not limited to linens, motor vehicles, machinery, furniture, fixtures and movable equipment, leasehold improvements, any tools, dies, substitutions, replacements and appurtenances to them or intended for use with them, and all books and records now owned or hereafter acquired pertaining to any of the above described property, except for Debtor's Personal Property; and

(d)     Instruments. Debtor's interest of any kind in any negotiable instrument, as that term is defined in the Commercial Code, or any other writing which evidences a right to payment of money and is of a type which is, in the ordinary course of business, transferred by delivery alone or by delivery with any necessary endorsement or assignment and arising in connection with a Facility; and

(e)     Investment Property. All investment property, as that term is defined in the Commercial Code, now owned or hereafter acquired, including all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts and arising in connection with a Facility; and

(f)     Proceeds. Proceeds of all of the Collateral, including, without limitation, proceeds of hazard or other insurance policies and eminent domain or condemnation awards, and any and all instruments, documents, policies and certificates of insurance, securities, goods, accounts receivable, choses in action, chattel paper, cash, property and the proceeds thereof (whether or not the same are Collateral or Proceeds thereof hereunder) owned by Debtor or in which Debtor has an interest, including but not limited to stock rights, subscription rights, dividends, stock dividends, stock splits, or liquidating dividends, and all cash, accounts, chattel paper and general intangibles arising from the sale, rent, lease, casualty loss or other disposition of the Collateral, which are now or at any time hereafter in possession or under the control of Secured Party or in transit by mail or carrier to or from Secured Party or in the possession of any third party acting on behalf of Secured Party, without regard to whether Secured Party received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise, or whether Secured Party has conditionally released the same, together with any and all deposits or other sums at any time credited by or due from Secured Party to Debtor (the "Proceeds"); and

(g)     Insurance Rights. All rights under contracts of insurance now owned or hereafter acquired covering any of the Collateral; and

(h)     Permits. To the extent permitted by law: (I) the operating licenses for each of the Facilities, any certificate of need, any other license, permit, approval or certificate which from time to time may be issued or is required to be issued by the United States, any state or local government, or any agency or instrumentality of any of the foregoing with respect to the construction, installation or operation of any of the Facilities or any portion or component of any of the Facilities, the providing of any professional or other services by Debtor, the purchase, sale, dispensing, storage, prescription or use of drugs, medications or the like by Debtor, or any other operations or businesses of Debtor at the Facilities; and (II) certifications and eligibility for participation by Debtor, in respect of its operation of any of the Facilities and any related businesses or operations, in programs or arrangements of or reimbursement from any third-party payors, including Medicare and Medicaid; and (III) all other licenses permits and certificates used or useful in connection with the ownership, operation, use or occupancy of any of the Facilities; and

(i)     Resident Agreements. To the extent permitted by law, any and all contracts, authorizations, agreements or consents made by or on behalf of any patient or resident of any of the Facilities, or any other person seeking or obtaining services or goods from Debtor, pursuant to which Debtor provides skilled nursing care, intermediate care and/or assisted living facilities, or any form of patient or residential care, as well as related services at any of the Facilities (as such contracts, authorizations, agreements or consents may be amended, supplemented, renewed, replaced, extended or modified from time to time); the Resident Agreements includes consents to treatment and assignments of payment of benefits; and

(j)     Other Property. All other tangible and intangible property of Debtor now owned or hereinafter acquired by Debtor and located at or used in connection with a Facility other than the Debtor's Personal Property; and

(k)     Commercial Tort Claims. All commercial tort claims (as that term is defined in the Commercial Code) now held or hereinafter acquired by Debtor in connection with a Facility; and

(l)     Rights. All rights, remedies, powers and/or privileges of Debtor with respect to any of the foregoing.

     Except as set forth above, the Collateral does not include Debtor's Personal Property. The form of a description of the Collateral to be attached to financing statements to be executed by Debtor is attached hereto as Exhibit A.

      3.     PERFECTION OF SECURITY INTEREST. (a) Debtor hereby irrevocably authorizes Secured Party, at any time and from time to time, pursuant to the provisions of this Security Agreement, to take any and all actions Secured Party may reasonably determine to be necessary to assure that the security interests granted hereby are and remain perfected, including without limitation, filing financing statements, continuation statements and amendments thereto that describe the Collateral as set forth in this Security Agreement or words of similar effect and which contain any other information required by Part 5 of Article 9 for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether that Debtor is an organization, the type of organization and any organization identification number(s) issued to the Debtor. Debtor agrees to furnish any such information to Secured Party promptly upon request. Any such financing statements, continuation statements or amendments may be signed by Secured Party on behalf of Debtor, and may be filed at any time in any jurisdiction deemed appropriate by Secured Party. Debtor further agrees to execute and deliver to Secured Party, concurrently with Debtor's execution of this Security Agreement, and at any time or times hereafter at the request of Secured Party, all financing statements and continuation financing statements (where not covered by the first sentence of this paragraph), assignments, affidavits, reports, notices, letters of authority, vehicle title notations and all other documents that Secured Party may reasonably request, in a form reasonably satisfactory to Secured Party, to perfect and maintain perfected Secured Party's security interests in the Collateral. Debtor also agrees to make appropriate entries on its books and records disclosing Secured Party's security interests in the Collateral.

(b)     Other Perfection, etc. Debtor shall at any time and from time to time while this Security Agreement remains in effect, take such steps as Secured Party may reasonably request for Secured Party (i) to obtain an acknowledgment, in form and substance satisfactory to Secured Party, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for the benefit of Secured Party, (ii) to obtain "control" of any investment property, deposit accounts, letter-of-credit rights or electronic chattel paper, with any agreements establishing control to be in form and substance satisfactory to Secured Party, and (iii) otherwise to insure the continued perfection and priority of Secured Party's security interest in any of the Collateral and of the preservation of its rights therein. Debtor authorizes Secured Party to file financing statements describing any statutory liens held by Secured Party.

4.     WARRANTIES AND COVENANTS. In addition to the warranties, representations and covenants made by Debtor in the Guaranty, if any, Debtor warrants, represents and agrees that:

(a)     Debtor is and will be the lawful owner of all of the Collateral, with the right to subject the owned or leased property to the security interests of Secured Party hereunder.

(b)     Except as permitted under the Master Leases, there are no other security interests in the Collateral that are known to Debtor, and there are no financing statements covering any of the Collateral filed in any public office created by or known to Debtor prior to the date hereof, except as previously disclosed by Debtor to Secured Party. Debtor shall defend Secured Party against any claims and demands of any and all other persons to the Collateral inconsistent with this Security Agreement.

(c)     Except as permitted under the Master Leases, Debtor shall not conduct business under any name at the Facilities other than that given above, nor will Debtor change or reorganize the type of business entity under which it presently does business, except as permitted under the Master Leases or upon prior and express written approval of Secured Party, and, if such approval is granted, Debtor agrees that all documents, instruments and agreements reasonably requested by Secured Party and relating to such change shall be prepared, filed and recorded at Debtor's expense before the change occurs.

(d)     Debtor shall not remove any records concerning the Collateral located at the address set forth above or at the Facilities nor shall it keep any of its records concerning the same at any other location unless written notice thereof is given to Secured Party at least ten (10) days prior to the removal of such records to any new addresses.

(e)     Debtor has the right and power and is duly authorized to enter into this Security Agreement. The execution of this Security Agreement does not and will not constitute a breach of any provision contained in any agreement or instrument to which Debtor is or may become a party or by which Debtor is or may be bound or affected.

(f)     All of the Collateral is or will be (upon delivery) located at the Facilities.

(g)     Except as permitted under the Master Leases or hereunder, Debtor shall not remove the Collateral from the Facilities without Secured Party's prior written consent and shall not use or permit the Collateral to be used for any unlawful purpose whatsoever or remove any Collateral from the state in which the Facilities are located without the prior written consent of Secured Party.

(h)     Debtor's (i) chief executive office is located in the state of Wisconsin, (ii) location (as that term is defined in Section 9.307 of the Commercial Code) is the State of Delaware (the "Debtor State"), (iii) exact legal name is as set forth in the first paragraph of this Security Agreement, (iv) Taxpayer Identification Number is ____________________, and (v) filing number with the Debtor State is ______________________.

5.     COLLECTION OF ACCOUNTS.

(a)     Secured Party hereby authorizes and permits Debtor to collect the Accounts from its debtors. This privilege may be terminated by Secured Party at any time after notice from Secured Party upon the occurrence and during the continuance of a Security Agreement Event of Default and Debtor shall execute, upon demand therefor, such assignments so as to vest in Secured Party full title to the Accounts (to the extent permitted under applicable law), and Secured Party thereupon shall be entitled to and have all of the ownership, title, rights, securities and guarantees of Debtor with respect thereto, and with respect to the property evidenced thereby, including the right of stoppage in transit, and Secured Party may notify any debtor or debtors of the assignments of the Accounts and collect the same; thereafter, Debtor will receive all payments on the Accounts as agent of and for Secured Party and will transmit to Secured Party, on the day of receipt thereof, all original checks, drafts, acceptances, notes and other evidence of payment received in payment of or on account of the Accounts, including all cash moneys similarly received by Debtor. Following revocation of Debtor's rights to collect the Accounts as set forth herein and upon such delivery to Secured Party, Debtor shall keep all such remittances separate and apart from Debtor's own funds, capable of identification as the property of Secured Party, and shall hold the same in trust for Secured Party. All items or amounts that are delivered by Debtor to Secured Party on account of partial or full payment or otherwise as Proceeds of any of the Collateral shall be deposited to the credit of a deposit account at a financial institution selected by Secured Party (the "Collateral Deposit Account"), as security for payment of the Liabilities. Debtor shall have no right to withdraw any funds deposited in the Collateral Deposit Account. Secured Party may, from time to time, at its discretion, and shall, upon request of Debtor made no more than once in any week, apply all or any of the then balance, representing collected funds, in the Collateral Deposit Account, toward payment of the Liabilities, whether or not then due, in such order of application as Secured Party may determine, and Secured Party may, from time to time, in its discretion, release all or any of such balance to Debtor. Debtor, if in default in the performance of any of the provisions of this Security Agreement will upon demand by Secured Party, open all mail only in the presence of a representative of Secured Party, who may take therefrom any remittance on Accounts assigned to Secured Party. Secured Party or its representatives is hereby authorized to endorse, in the name of Debtor, any item, howsoever received by Secured Party, representing any payment on or other proceeds of any of the Collateral, and may endorse or sign the name of Debtor to any accounts, invoices, assignments, financing statements, notices to debtors, bills of lading, storage receipts or other instruments or documents in respect to Accounts or the property covered thereby requested by Secured Party. Debtor shall promptly give Secured Party, upon demand, copies of all Accounts, to be accompanied by such information and by such documents or copies thereof as Secured Party may require. Debtor shall maintain such records with respect to the Accounts and the conduct and operation of its business as Secured Party may request, and will furnish to Secured Party all information with respect to the Accounts and the conduct and operation of its business, including balance sheets, operating statements and other financial information, as Secured Party may reasonably request from time to time.

(b)     Until such time as Secured Party shall notify Debtor of the revocation of such power and authority by reason of an Event of Default (and effective only during the continuance thereof), Debtor (i) may, only in the ordinary course of business, at its own expense, sell, lease or furnish under contracts of service any of the inventory normally held by Debtor for such purpose; (ii) may use and consume any raw materials, work in process or materials, the use and consumption of which is necessary in order to carry on Debtor's business; and (iii) shall, at its own expense, endeavor to collect, as and when due, all amounts due with respect to any of the Collateral, including the taking of such action with respect to such collection as Secured Party may reasonably request or, in the absence of such request, as Debtor may deem advisable. A sale in the ordinary course of business shall not include a transfer in partial or total satisfaction of a debt.

6.     DEFAULT/REMEDIES

(a)     The occurrence of any of the following shall constitute a Security Agreement Event of Default:

(i)     Debtor fails to pay any of the Liabilities when due that is not cured within any applicable grace or cure period;

ii)     A default by anyone occurs under the terms of any of the Transaction Documents that is not cured within any applicable grace or cure period specified therein;

iii)     Debtor fails to observe or perform any term of this Security Agreement; or

iv)     Any representation or warranty contained in this Security Agreement is untrue.

(b)     Whenever a Security Agreement Event of Default shall have occurred and so long as its continues, Secured Party may exercise from time to time any rights and remedies, including the right to immediate possession of the Collateral, available to it under the Transaction Documents, this Security Agreement or applicable law. Secured Party shall have the right to hold any property which is at the time of repossession not covered by this Security Agreement until return is demanded in writing by Debtor. Debtor agrees, in case of the occurrence of a Security Agreement Event of Default and upon the request of Secured Party, to assemble, at its expense, all of the Collateral at a convenient place acceptable to Secured Party and to pay all costs of Secured Party of collection of all the Liabilities, and enforcement of rights hereunder, including reasonable attorneys' fees and legal expenses, including participation in bankruptcy proceedings, and the expenses of locating the Collateral and the expenses of any repairs to any realty or other property to which any of the Collateral may be affixed or be a part. If the Collateral is disposed of at a public sale, the parties agree that a public sale with at least ten (10) calendar days prior notice to, Debtor and notice to the public by one publication in a local newspaper is commercially reasonable. If any notification of intended disposition of any of the Collateral is required by law, such notification, if mailed, shall be deemed reasonably and properly given if sent at least ten (10) days before such disposition, by first class mail, postage prepaid, addressed to Debtor either at the address set forth in the notice section hereof, or at any other address of Debtor appearing on the records of Secured Party.

(c)     TO THE EXTENT PERMITTED BY LAW, DEBTOR AGREES THAT SECURED PARTY SHALL, UPON THE OCCURRENCE OF ANY SECURITY AGREEMENT EVENT OF DEFAULT, HAVE THE RIGHT TO PEACEFULLY RETAKE ANY OF THE COLLATERAL. DEBTOR WAIVES ANY RIGHT IT MAY HAVE, IN SUCH INSTANCE, TO A JUDICIAL HEARING PRIOR TO SUCH RETAKING.

7.     GENERAL

(a)     Time shall be deemed of the essence with respect to this Security Agreement.

(b)     Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if it takes such action for that purpose as Debtor requests in writing, but failure of Secured Party to comply with any such request shall not of itself be deemed a failure to exercise reasonable care. Failure of Secured Party to preserve or protect any rights with respect to such Collateral against any prior parties shall not be deemed a failure to exercise reasonable care in the custody and preservation of such Collateral.

(c)     Any delay on the part of Secured Party in exercising any power, privilege or right under this Security Agreement, the Master Leases or under any other instrument or document executed by Debtor in connection herewith shall not operate as a waiver thereof. No single or partial exercise thereof, or the exercise of any other power, privilege or right shall preclude other or further exercise thereof, or the exercise of any other power, privilege or right. The waiver by Secured Party of any default by Debtor shall not constitute a waiver of any subsequent defaults but shall be restricted to the default so waived.

(d)     All rights, remedies and powers of Secured Party hereunder are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all rights, remedies and power is given by the Transaction Documents or the Commercial Code, or any other applicable laws now existing or hereafter enacted.

(e)     Whenever the singular is used hereunder, it shall be deemed to include the plural (and vice-versa), and reference to one gender shall be construed to include all other genders, including neuter, whenever the context of this Security Agreement so requires. Section captions or headings used in this Security Agreement are for convenience and reference only and shall not affect the construction thereof.

(f)     Whenever possible each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.

(g)     This Security Agreement may be executed in multiple counterparts, each of which shall be considered an original but all of which, when taken together, shall constitute one agreement.

(h)     The rights and privileges of Secured Party hereunder shall inure to the benefit of its successors and assigns, and this Security Agreement shall be binding on all assigns and successors of Debtor.

(i)     In the event of any action to enforce this Security Agreement or to protect the security interest of Secured Party in the Collateral, or to protect, preserve, maintain, process, assemble, develop, insure, market or sell any Collateral, Debtor agrees to pay the costs owed and expenses thereof, together with reasonable and documented attorneys' fees (including fees incurred in appeals and post judgment enforcement proceedings).

(j)     THIS SECURITY AGREEMENT SHALL BE CONSTRUED, AND THE RIGHTS AND OBLIGATIONS OF DEBTOR AND SECURED PARTY SHALL BE DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN, EXCEPT THAT THE LAWS OF THE STATES WHERE THE COLLATERAL IS LOCATED SHALL GOVERN THIS SECURITY AGREEMENT (A) TO THE EXTENT NECESSARY TO PERFECT AND/OR ENFORCE THE LIENS CREATED BY THIS SECURITY AGREEMENT AND TO THE EXTENT NECESSARY TO OBTAIN THE BENEFIT OF THE RIGHTS AND REMEDIES SET FORTH HEREIN WITH RESPECT TO THE COLLATERAL, AND (B) FOR PROCEDURAL REQUIREMENTS THAT MUST BE GOVERNED BY THE LAWS OF THE STATES IN WHICH THE COLLATERAL IS LOCATED.

(k)     EFFECTIVE FOLLOWING THE PENDENCY OF THE CASE, DEBTOR CONSENTS TO IN PERSONAM JURISDICTION BEFORE THE STATE AND FEDERAL COURTS OF THE STATES IN WHICH THE COLLATERAL IS LOCATED AND MICHIGAN AND AGREES THAT ALL DISPUTES CONCERNING THIS SECURITY AGREEMENT BE HEARD IN THE STATE AND FEDERAL COURTS LOCATED IN THE STATES IN WHICH THE COLLATERAL IS LOCATED OR IN MICHIGAN. EFFECTIVE FOLLOWING THE PENDENCY OF THE CASE, DEBTOR AGREES THAT SERVICE OF PROCESS MAY BE EFFECTED UPON IT UNDER ANY METHOD PERMISSIBLE UNDER THE LAWS OF THE STATES IN WHICH THE COLLATERAL IS LOCATED OR MICHIGAN, AND DEBTOR IRREVOCABLY WAIVES ANY OBJECTION TO VENUE IN THE STATE AND FEDERAL COURTS OF THE STATES IN WHICH THE COLLATERAL IS LOCATED AND MICHIGAN.

(l)     No amendment to this Security Agreement shall be effective unless the same shall be in writing and signed by the parties.

(m)     Nothing contained herein shall be construed as in any way modifying or limiting the effect of terms or conditions set forth in the Master Leases, but each and every term and condition hereof shall be in addition thereto.

(n)     All notices required or permitted to be given hereunder shall be given and deemed effective as provided in the Master Leases. The parties hereby agree that a notice sent as specified in this paragraph at least ten (10) days before the date of any intended public sale or the date after which any private sale or other intended disposition of the Collateral is to be made shall be deemed to be reasonable notice of such sale or other disposition.

(o)     This Security Agreement amends and restates the Original Security Agreement in its entirety.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties have executed this Security Agreement as of the date first written above.

SECURED PARTY:

OMEGA HEALTHCARE INVESTORS, INC.,
for itself and as collateral agent for Omega
(Kansas), Inc.

By:      /s/ Daniel J. Booth
Name:     Daniel J. Booth
Its:     Chief Operating Officer

DEBTOR:

ALTERRA HEATHCARE CORPORATION

By:      /s/ Kristin A. Ferge
Name:     Kristin A. Ferge
Its:     Vice President of Finance

STATE OF MARYLAND     )
                                               ) ss.
COUNTY OF BALTIMORE)

      The foregoing instrument was acknowledged before me this 2nd day of July, 2003, by Daniel J. Booth, who is a Chief Operating Officer of OMEGA HEALTHCARE INVESTORS, INC., a Maryland corporation, on behalf of the corporation.

/s/ Judith A. Jacobs
Notary Public, Baltimore County, MD
My commission expires:  5/15/2004

STATE OF WISCONSIN      )
                                                 ) ss.
COUNTY OF MILWAUKEE)

      The foregoing instrument was acknowledged before me this 3rd day of July, 2003, by Kristin A. Ferge, who is Vice President of Finance of ALTERRA HEALTHCARE CORPORATION, a Delaware corporation, on behalf of the corporation.

/s/ Patricia C. Sauer
Notary Public, Milwaukee County, WI
My commission expires:2/6/2005

EXHIBIT A

FORM OF EXHIBIT TO FINANCING STATEMENT

Debtor:

Alterra Healthcare Corporation, a Delaware corporation

Secured Party:

Omega Healthcare Investors, Inc., a Maryland corporation, for itself and as collateral agent for Omega (Kansas), Inc., a Kansas corporation

Description of Collateral

      All personal property of Debtor described below, which it now owns or shall hereafter acquire or create, immediately upon the acquisition or creation thereof and located at or used in connection with the Facilities listed below, consisting of the following:

(a)     Accounts. To the extent permitted by law and to the extent owned by Debtor, all accounts, accounts receivable, deposits, prepaid items, documents, chattel paper, instruments, contract rights (including rights under any sublease, management agreement or franchise agreement entered into with respect to a Facility), general intangibles and choses in action (as those terms may be defined in the Commercial Code), including any right to any refund of any taxes paid to any governmental authority prior to or after the date of this Security Agreement, any letters of credit, and drafts under them, given in support of any Accounts, and all books, records, ledgers, printouts, papers, data, file materials and information relating to any account debtors in respect thereof, and/or to the operation of Debtor's business relating to a Facility, and all rights of access to such books, records, ledgers, printouts, data, file materials and information, and all property in which such books, records, ledgers, printouts, data, file materials and information are stored (the "Accounts"); and

(b)     Inventory. All property, now owned or hereafter acquired, held by or for Debtor for sale, rent or lease, or furnished or to be furnished by Debtor under any contract of service, or raw materials or work in process and their products, or materials used or consumed in its business, including but not limited to all inventory, goods, raw materials, food, medicine, work in process, finished goods, tangible property, stock in trade, wares, containers and shelving useful for storing and merchandise used in, rented, leased or sold in the ordinary course of business at a Facility; and

(c)     Equipment. All equipment, furniture, fixtures and other personal property, whether now owned or hereafter acquired by Debtor, located or used in connection with a Facility, together with all accessions, additions, parts, attachments, accessories or appurtenances thereto including but not limited to linens, motor vehicles, machinery, furniture, fixtures and movable equipment, leasehold improvements, any tools, dies, substitutions, replacements and appurtenances to them or intended for use with them, and all books and records now owned or hereafter acquired pertaining to any of the above described property, except for Debtor's Personal Property; and

Exhibit A-1

(d)     Instruments. Debtor's interest of any kind in any negotiable instrument, as that term is defined in the Commercial Code, or any other writing which evidences a right to payment of money and is of a type which is, in the ordinary course of business, transferred by delivery alone or by delivery with any necessary endorsement or assignment and arising in connection with a Facility; and

(e)     Investment Property. All investment property, as that term is defined in the Commercial Code, now owned or hereafter acquired, including all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts and arising in connection with a Facility; and

(f)     Proceeds. Proceeds of all of the Collateral, including, without limitation, proceeds of hazard or other insurance policies and eminent domain or condemnation awards, and any and all instruments, documents, policies and certificates of insurance, securities, goods, accounts receivable, choses in action, chattel paper, cash, property and the proceeds thereof (whether or not the same are Collateral or Proceeds thereof hereunder) owned by Debtor or in which Debtor has an interest, including but not limited to stock rights, subscription rights, dividends, stock dividends, stock splits, or liquidating dividends, and all cash, accounts, chattel paper and general intangibles arising from the sale, rent, lease, casualty loss or other disposition of the Collateral, which are now or at any time hereafter in possession or under the control of Secured Party or in transit by mail or carrier to or from Secured Party or in the possession of any third party acting on behalf of Secured Party, without regard to whether Secured Party received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise, or whether Secured Party has conditionally released the same, together with any and all deposits or other sums at any time credited by or due from Secured Party to Debtor (the "Proceeds"); and

(g)     Insurance Rights. All rights under contracts of insurance now owned or hereafter acquired covering any of the Collateral; and

(h)     Permits. To the extent permitted by law: (I) the operating licenses for each of the Facilities, any certificate of need, any other license, permit, approval or certificate which from time to time may be issued or is required to be issued by the United States, any state or local government, or any agency or instrumentality of any of the foregoing with respect to the construction, installation or operation of any of the Facilities or any portion or component of any of the Facilities, the providing of any professional or other services by Debtor, the purchase, sale, dispensing, storage, prescription or use of drugs, medications or the like by Debtor, or any other operations or businesses of Debtor at the Facilities; and (II) certifications and eligibility for participation by Debtor, in respect of its operation of any of the Facilities and any related businesses or operations, in programs or arrangements of or reimbursement from any third-party payors, including Medicare and Medicaid; and (III) all other licenses permits and certificates used or useful in connection with the ownership, operation, use or occupancy of any of the Facilities; and

A-2

(i)     Resident Agreements. To the extent permitted by law, any and all contracts, authorizations, agreements or consents made by or on behalf of any patient or resident of any of the Facilities, or any other person seeking or obtaining services or goods from Debtor, pursuant to which Debtor provides skilled nursing care, intermediate care and/or assisted living facilities, or any form of patient or residential care, as well as related services at any of the Facilities (as such contracts, authorizations, agreements or consents may be amended, supplemented, renewed, replaced, extended or modified from time to time); the Resident Agreements includes consents to treatment and assignments of payment of benefits; and

(j)     Other Property. All other tangible and intangible property of Debtor now or hereinafter acquired by Debtor and located at or used in connection with a Facility other than Debtor's Personal Property (as defined below); and

(k)     Commercial Tort Claims. All commercial tort claims (as that term is defined in the Commercial Code) now held or hereinafter acquired by Debtor in connection with a Facility; and

(l)     Rights. All rights, remedies, powers and/or privileges of Debtor with respect to any of the foregoing.

Except as set forth above, the Collateral does not include Debtor's Personal Property.

"Debtor's Personal Property" means (i) any tangible personal property owned by Debtor and not used at any time in connection with the operation of a Facility, (ii) Debtor's proprietary brochures, computers and computer software and any vehicles and (iii) Debtor's interest, if any, in any trademarks, service marks, and names used in connection with the Facilities, including, but not limited to, "Alterra", "Alterra Healthcare Corporation", "Wynwood", "Crossings", "Sterling House", "Clare Bridge", "Clare Bridge Cottage", "Wovenhearts", or any combination of the foregoing.

The "Facilities" means the assisted living facilities commonly known as:

Alterra Sterling House of Bloomington 3802 South Sare Road Bloomington, IN 47401	Alterra Clare Bridge Cottage of SW Oklahoma City 10001 South May Avenue Oklahoma City, OK
Alterra Sterling House of Kokomo 3025 West Sycamore Road Kokomo, IN 46901	Alterra Clare Bridge Cottage of Goodlettsville I 3001 Business Park Circle Goodlettsville, TN 37072
Alterra Clare Bridge of Wichita 9191 East 21st Street North Wichita, KS 67206	Alterra Clare Bridge of Silverdale 1501 NW Tower View Circle Silverdale, WA 98383
Alterra Clare Bridge Cottage of New Philadelphia 716 Commercial Avenue, SW New Philadelphia, OH 44663	Alterra Sterling House of Briargate 7560 Lexington Drive Colorado Springs, CO 80920